Exhibit 99.3

Boral Australian Gypsum Limited

Full Year Financial Report

30 June 2013

ABN 84 004 231 976

US GAAS - 25 October 2013

Boral Australian Gypsum Limited and Controlled Entities

Directors’ Declaration

In the opinion of the Directors of Boral Australian Gypsum Limited;

1	The consolidated financial statements and notes set out on pages 1 to 30:

(a)	are not prepared for statutory reporting purposes;

(b)	are prepared in accordance with International Financial Reporting Standards;

(c)	present fairly the Group’s financial position as at 30 June 2013 and of its performance for the financial year ended on that date; and

2	There are reasonable grounds to believe that the Group will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors

T Charnock

Director

Sydney, 25 October 2013

Boral Australian Gypsum Limited and Controlled Entities

TABLE OF CONTENTS

Income Statement	1
Statement of Comprehensive Income	2
Balance Sheet	3
Statement of Changes in Equity	4
Statement of Cash Flows	5

Notes to the Financial Statements	6
1 Significant accounting policies	6
2 Profit for the period	13
3 Significant items	14
4 Income tax expense	15
5 Dividends	15
6 Cash and cash equivalents	16
7 Receivables	16
8 Inventories	17
9 Investments accounted for using the equity method	17
10 Property, plant and equipment	19
11 Intangibles	20
12 Joint ventures	20
13 Payables	21
14 Loans and borrowings	21
15 Income tax receivables	22
16 Deferred tax assets and liabilities	22
17 Provisions	23
18 Issued capital	24
19 Reserves	24
20 Contingent liabilities	25
21 Commitments	25
22 Financial risk management	26
23 Controlled entities	28
24 Related party disclosures	28
25 Notes to statement of cash flows	30

Independent Auditor’s Report	31

US GAAS - 25 October 2013

INCOME STATEMENT

Boral Australian Gypsum Limited and Controlled Entities

		CONSOLIDATED
For the year ended 30 June	Note	2013 A$’000	2012 A$’000
Revenue	2	359,062	378,959
Cost of sales		(240,520)	(258,991)
Selling and distribution expenses		(81,906)	(84,571)
Administrative expenses		(20,117)	(19,575)

		(342,543)	(363,137)
Other expenses	2	(3,648)	(3,891)
Share of net profit of associates	9	9,963	8,671

Profit before net financing costs and income tax expense		22,834	20,602
Financial income	2	500	649
Financial expenses	2	(9,036)	(8,320)

Net financing costs		(8,536)	(7,671)

Profit before income tax expense		14,298	12,931
Income tax expense	4	(311)	(1,842)

Net profit		13,987	11,089

The income statement should be read in conjunction with the accompanying notes which form an integral part of the financial statements.

US GAAS - 25 October 2013	1

STATEMENT OF COMPREHENSIVE INCOME

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
For the year ended 30 June	2013 A$’000	2012 A$’000
Net profit	13,987	11,089
Other comprehensive income
Items that may be reclassified subsequently to Income Statement:
Share of net exchange differences from translation of foreign operations of an associate taken directly to equity	278	—

Total comprehensive income	14,265	11,089

The statement of comprehensive income should be read in conjunction with the accompanying notes which form an integral part of the financial statements.

US GAAS - 25 October 2013	2

BALANCE SHEET

Boral Australian Gypsum Limited and Controlled Entities

		CONSOLIDATED
As at 30 June	Note	2013 A$’000	2012 A$’000
CURRENT ASSETS
Cash and cash equivalents	6	11,546	31,200
Receivables	7	58,620	58,627
Inventories	8	38,221	41,553
Income tax receivable	15	1,392	589
Deposits and prepayments		933	1,597

TOTAL CURRENT ASSETS		110,712	133,566

NON-CURRENT ASSETS
Receivables	7	7,750	8,250
Investments accounted for using the equity method	9	13,918	12,677
Property, plant and equipment	10	309,838	313,041
Intangibles	11	12,791	12,791

TOTAL NON-CURRENT ASSETS		344,297	346,759

TOTAL ASSETS		455,009	480,325

CURRENT LIABILITIES
Payables	13	36,766	40,690
Loans and borrowings	14	234,084	262,255
Provisions	17	14,320	14,877

TOTAL CURRENT LIABILITIES		285,170	317,822

NON-CURRENT LIABILITIES
Deferred tax liabilities	16	1,361	220
Provisions	17	1,178	1,248

TOTAL NON-CURRENT LIABILITIES		2,539	1,468

TOTAL LIABILITIES		287,709	319,290

NET ASSETS		167,300	161,035

EQUITY
Issued capital	18	13,500	13,500
Reserves	19	225	(53)
Retained earnings		153,575	147,588

TOTAL EQUITY		167,300	161,035

The balance sheet should be read in conjunction with the accompanying notes which form an integral part of the financial statements.

US GAAS - 25 October 2013	3

STATEMENT OF CHANGES IN EQUITY

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
For the year ended 30 June 2013	Issued capital A$’000	Reserves A$’000	Retained earnings A$’000	Total A$’000
Balance at 1 July 2012	13,500	(53)	147,588	161,035
Net profit	—	—	13,987	13,987
Other comprehensive income
Share of net exchange differences from translation of foreign operations of an associate taken directly to equity	—	278	—	278

Total comprehensive income	—	278	13,987	14,265

Transactions with owners in their capacity as owners
Dividends paid	—	—	(8,000)	(8,000)

Total transactions with owners in their capacity as owners	—	—	(8,000)	(8,000)

Balance at 30 June 2013	13,500	225	153,575	167,300

	CONSOLIDATED
For the year ended 30 June 2012	Issued capital A$’000	Reserves A$’000	Retained earnings A$’000	Total A$’000
Balance at 1 July 2011	13,500	(53)	144,499	157,946
Net profit	—	—	11,089	11,089
Other comprehensive income	—	—	—	—

Total comprehensive income	—	—	11,089	11,089

Transactions with owners in their capacity as owners Dividends paid	—	—	(8,000)	(8,000)

Total transactions with owners in their capacity as owners	—	—	(8,000)	(8,000)

Balance at 30 June 2012	13,500	(53)	147,588	161,035

The statement of changes in equity should be read in conjunction with the accompanying notes which from an integral part of the financial statements.

US GAAS - 25 October 2013	4

STATEMENT OF CASH FLOWS

Boral Australian Gypsum Limited and Controlled Entities

		CONSOLIDATED
For the year ended 30 June	Note	2013 A$’000	2012 A$’000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers		398,232	429,104
Payments to suppliers and employees		(366,179)	(380,830)

		32,053	48,274
Dividends received		9,000	9,000
Interest received		500	649
Borrowing costs paid		(9,036)	(8,320)
Income taxes (paid)/received		27	(9,131)
Restructure costs	25	(2,377)	(3,511)

NET CASH PROVIDED BY OPERATING ACTIVITIES	25	30,167	36,961

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		(14,858)	(75,405)
Proceeds on disposal of non-current assets		708	111
Loans to associates		500	(750)

NET CASH USED IN INVESTING ACTIVITIES		(13,650)	(76,044)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid		(8,000)	(8,000)
Repayment of borrowings		(28,171)	56,873

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES		(36,171)	48,873

NET CHANGE IN CASH AND CASH EQUIVALENTS		(19,654)	9,790
Cash and cash equivalents at the beginning of the year		31,200	21,410

Cash and cash equivalents at the end of the year	25	11,546	31,200

The cash flow statement should be read in conjunction with the accompanying notes which form an integral part of the financial statements.

US GAAS - 25 October 2013	5

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

1. Significant accounting policies

Boral Australian Gypsum Limited (the “Company”) is a company limited by shares incorporated and domiciled in Australia.

The consolidated financial statements for the year ended 30 June 2013 comprise Boral Australian Gypsum Limited and its controlled entities and interests in associates (the “Group”).

The address of the company’s registered office is 50 Bridge Street, Sydney, NSW 2000.

The financial statements were authorised for issue by the Directors on 25 October 2013.

The Group is a for-profit entity and is primarily involved in the manufacture and supply of gypsum wall linings in Australia. The major end use markets for the Group include residential and non-residential construction.

A. Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

The financial statements are presented in Australian dollars, which is the Company’s functional currency. The functional currency is the principal currency in which subsidiaries and associates operate.

The financial statements have been prepared on the basis of historical cost.

The amounts in the financial statements have been rounded off to the nearest one thousand dollars unless otherwise stated.

Going concern basis of preparation

The financial statements have been prepared on a going concern basis that assumes continuity of normal trading activities and the realisation of assets and settlement of liabilities in the normal course of business. The Group has a deficiency in net current assets of $174,458,000 as at 30 June 2013 due to the inclusion of $234,084,000 of loans owing to the ultimate holding company, Boral Limited, as a current liability. The Directors nevertheless believe that it is appropriate to prepare the financial statements on a going concern basis given a formal commitment from Boral Limited that they will not call for repayment of the loan within twelve months and will convert the loan to equity within twelve months.

Significant accounting judgements, estimates and assumptions:    The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

US GAAS - 25 October 2013	6

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Information about the principal areas in which judgement is applied is included in:

•	Note 1 (K) and Note 11—Intangibles

Changes in accounting policies:    The Group has adopted all new and amended IFRS Standards and International Financial Reporting Interpretations Committee (IFRIC) interpretations that are mandatory for the current reporting period and relevant to the Group. Adoption of these standards and interpretations has not resulted in any material changes to the Group’s financial statements.

New accounting standards:    Several new accounting standards have been published that are not mandatory for this reporting period and have not yet been adopted by the Group.

IFRS 10 Consolidated Financial Statements,

IFRS 11 Joint Arrangements,

IFRS 12 Disclosure of Interests in Other Entities,

IFRS 13 Fair Value Measurement,

IAS 19 Employee Benefits (revised),

IAS 28 Investments in Associates and Joint Ventures,

IFRIC 20 Stripping Costs in the production phase of a surface mine

The impact of these changes are still being fully assessed, however, initial assessments indicate that there will be no significant impact on the Group’s financial statements.

B. Principles of consolidation

Subsidiaries:    Subsidiaries are entities controlled by the Group. Control exists when the Group has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the Group’s financial statements from the date that control commences until the date that control ceases.

Associates:    Associates are those entities for which the Group has significant influence, but not control, over the financial and operating policies. The financial statements include the Group’s share of the total recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an associate, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of an associate.

Jointly controlled operations and assets:    The interests of the Group in unincorporated joint ventures and jointly controlled assets are brought to account by recognising in its financial statements the assets it controls and the liabilities that it incurs, and the expenses it incurs and its share of income that it earns from the sale of goods or services by the joint venture.

US GAAS - 25 October 2013	7

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Transactions eliminated on consolidation:    Intragroup balances and transactions, and any unrealised gains and losses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements. Unrealised gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the Group’s interest in the entity. Unrealised losses arising from transactions with associates are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

C. Revenue recognition

Revenue is recognised at fair value of the consideration received net of the amount of goods and services tax (GST).

Sale of goods revenue is recognised (net of returns, discounts and allowances) when the significant risks and rewards of ownership have been transferred to the buyer, which is the date goods are delivered to the customer.

D. Income tax

Income tax disclosed in the Income Statement comprises current and deferred tax. Income tax is recognised in the Income Statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustments to tax payable in respect to previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profits and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Tax consolidation:    Boral Australian Gypsum Limited and its wholly owned Australian controlled entities elected to enter into tax consolidation effective 1 July 2002. As a consequence all members of the tax consolidated group are taxed as a single entity. The head entity is the ultimate parent entity, Boral Limited.

E. Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO). In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

US GAAS - 25 October 2013	8

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

F. Net financing costs

Financing costs include interest payable on borrowings calculated using the effective interest rate method, and finance charges in respect of finance leases.

Financing costs are recognised as an expense in the period in which they are incurred, unless they relate to a qualifying asset. Financing costs incurred for the construction of any qualifying asset are capitalised during the period of time that is required to complete and prepare the asset for its intended use or sale.

Financial income is recognised as it accrues taking into account the effective yield on the financial asset.

G. Foreign currencies

Transactions:    Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the Income Statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

Translation:    The financial statements of foreign operations are translated to Australian dollars as follows:

•	assets (including goodwill) and liabilities for each balance sheet are translated at the closing rate at the date of that balance sheet;

•	all resulting exchange differences are recognised as a separate component of equity (foreign currency translation reserve); and

•	income and expenses for each Income Statement are translated at average exchange rates approximating the rates prevailing on the transaction dates.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are taken to the foreign currency translation reserve. When a foreign operation is sold, a proportionate share of such exchange differences are recognised in the Income Statement as part of the gain or loss on sale.

H. Receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost, less allowance for impairment. An allowance for impairment is established when there is objective

US GAAS - 25 October 2013	9

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The amount of the allowance is recognised in the Income Statement.

I. Inventories

Inventories and work in progress are valued at the lower of cost (including materials, labour and appropriate overheads) and net realisable value. Cost is determined predominantly on the first-in-first-out basis of valuation. Net realisable value is determined on the basis of each entity’s normal selling pattern. Expenses of marketing, selling and distribution to customers are estimated and are deducted to establish net realisable value.

J. Impairment

The carrying value of the Group’s assets, other than inventories and deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated. For goodwill, the recoverable amount is assessed at each balance date.

An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognised in the Income Statement, unless the asset has previously been revalued, in which case the impairment loss is recognised as a reversal to the extent of that previous revaluation with any excess recognised through the Income Statement. Impairment losses recognised in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash generating units (group of units) and then, to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.

The recoverable amount of other assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value of money using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

Reversals of impairment:    An impairment loss in respect of goodwill is not reversed. In respect of other assets, an impairment loss is reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount.

An impairment loss is reversed only to the extent of the asset’s carrying amount net of depreciation or amortisation, as if no impairment loss has been recognised.

K. Goodwill

Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash generating units and is not amortised but is tested annually for impairment. In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate.

US GAAS - 25 October 2013	10

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Negative goodwill arising on an acquisition is recognised directly in the Income Statement.

L. Property, plant and equipment

Owned assets:    Items of property, plant and equipment are stated at cost or deemed cost less accumulated depreciation and impairment losses. The cost of self-constructed assets includes the cost of materials, direct labour and an appropriate proportion of production overheads. Assessment of impairment loss is made in accordance with the impairment policy.

The cost of property, plant and equipment includes the cost of decommissioning and restoration costs at the end of their economic lives if a present legal or constructive obligation exists.

When an item of property, plant and equipment comprises major components having different useful lives, they are accounted for as separate items of property, plant and equipment.

Leased plant and equipment:    Leases under which the Group assumes substantially all the risk and rewards of ownership are classified as finance leases. Other leases are classified as operating leases. Finance leases are capitalised. A lease asset and a lease liability equal to the present value of the minimum lease payments are recorded at the inception of the lease. Lease liabilities are reduced by repayments of principal. The interest components of the lease payments are expensed. Contingent rentals are expensed as incurred.

Operating leases are not capitalised and lease costs are expensed.

Depreciation:    Items of property, plant and equipment, including buildings and leasehold property but excluding freehold land, are depreciated using the straight-line method over their expected useful lives. Assets are depreciated from the date of acquisition or, in respect of internally constructed assets, from the time an asset is completed and held ready for use.

The depreciation and amortisation rates used for each class of asset are as follows:

	2013	2012
Buildings	1 – 10%	1 – 10%
Plant and equipment	5 – 33.3%	5 – 33.3%

M. Payables

Trade payables and other accounts payable are recognised when the Group becomes obliged to make future payments resulting from the purchase of goods and services. Payables are stated at their amortised cost.

N. Employee benefits

Wages and salaries:    The provision for employee entitlement to wages and salaries represents the amount which the Group has a present obligation to pay resulting from employee’s services provided up to the balance date.

Annual leave, long service leave and retirement benefits:    The provision for employee entitlements in respect of long service leave and retirement benefits represents the present value of the estimated future cash outflows to be made by the employer resulting from employees’ services provided up to the balance date.

US GAAS - 25 October 2013	11

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Provisions for employee entitlements which are not expected to be settled within 12 months are calculated using expected future increases in wage and salary rates, including related on-costs and expected settlement dates based on turnover history and are discounted using the rates attached to national government securities at balance date, which most closely match the terms of maturity of the related liabilities.

Superannuation:    The Group contributes to several defined benefit and defined contribution superannuation plans. Obligations are recognised as an expense in the Income Statement as incurred.

The Group is a participant in the Boral Super sub-plan of the Plum Superannuation Fund. It has a defined benefit plan and an accumulation plan. In April 2013, Boral Limited formally advised the Trustee of the Boral Super sub-plan of the Plum Superannuation Fund that under Rule 4.5(d)(1) it intended to terminate contributions in respect of defined benefit members and under Rule 4.2(c) to reclassify these defined benefit members as accumulation members with effect as at 30 June 2013.

O. Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Where discounting is applied, increases in the balance of provisions attributable to the passage of time are recognised as an interest expense.

US GAAS - 25 October 2013	12

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

P. Share capital

Issued and paid up capital is recognised at the fair value of the consideration received by the Company. Transaction costs directly attributable to the issue of ordinary shares are recognised directly to equity, as a reduction of the share proceeds received, net of any tax effects.

		CONSOLIDATED
For the year ended 30 June	Note	2013 A$’000	2012 A$’000

2. Profit for the period

REVENUE
Sale of goods		359,062	378,959

Total		359,062	378,959

OTHER EXPENSES
Significant items	3	2,377	3,863
Net loss on sale of assets		1,271	28

Other expenses		3,648	3,891

DEPRECIATION AND AMORTISATION EXPENSES
Buildings		1,962	3,399
Plant and equipment		14,061	10,000
Leased assets capitalised		59	71
Other intangibles		—	64

		16,082	13,534

NET FINANCING INCOME/(COSTS)
Interest income received or receivable from:
Associated entities		496	640
Other parties (cash at bank and bank short-term deposits)		4	9

		500	649
Interest expense paid or payable to:
Related parties*		9,033	8,317
Finance charges on capitalised leases		3	3

		9,036	8,320

Net financing income/(costs)		(8,536)	(7,671)

*	In addition, interest of $Nil (2012: $2,731,000) was paid to related parties and capitalised in respect of qualifying assets. The capitalisation rate used was 6.0%.

OTHER CHARGES
Employee benefits expense*	97,543	103,757
Operating lease rental charges	16,282	17,887
Bad and doubtful debts expense	488	1,911

*	Employee benefits expense includes salaries and wages, defined benefit, defined contribution expenses termination and other entitlements.

US GAAS - 25 October 2013	13

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

			CONSOLIDATED
For the year ended 30 June	Note		2013 A$’000	2012 A$’000

3. Significant items

Net profit includes the following items whose disclosure is relevant in explaining the financial performance of the Group:
Organisational restructure costs	(i	)	(2,377)	(349)
Demolition and other costs	(ii	)	—	(3,514)
Summary of significant items
Profit/(loss) before tax			(2,377)	(3,863)
Income tax benefit			713	1,159

Net significant items			(1,664)	(2,704)

2013 Significant items

(i) Organisational restructure costs

During the year, Boral Australian Gypsum Limited incurred costs and redundancies associated with a coordinated Boral Limited group-wide organisation restructure program to simplify business structures and improve operational efficiency. This resulted in costs of $2,377,000.

2012 Significant items

(ii) Demolition and other costs

Demolition and other costs associated with the construction of new facilities at Port Melbourne including the impairment of property, plant and equipment of $352,000.

US GAAS - 25 October 2013	14

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

		CONSOLIDATED
For the year ended 30 June		2013 A$’000	2012 A$’000

4. Income tax expense

(i) Income tax expense

Current income tax expense/(benefit)		(318)	982
Deferred income tax expense/(benefit)		1,141	340
Under/(over) provision for tax in previous years		(512)	520

Income tax expense/(benefit) attributable to profit		311	1,842

(ii) Reconciliation of income tax expense to prima facie tax

Income tax expense on profit:
—at Australian tax rate 30% (2012: 30%)		4,289	3,879

Tax effect of amounts which are not deductible/(taxable) in calculating taxable income:
Share of associates’ net profit		(2,989)	(2,601)
Other items		(477)	44

Income tax expense on profit		823	1,322
Under/(over) provision for tax in previous years		(512)	520

Income tax expense attributable to profit		311	1,842

Income tax expense/(benefit)

Income tax expense/(benefit) excluding significant items		1,024	3,001
Income tax expense/(benefit) relating to significant items	3	(713)	(1,159)

		311	1,842

(iii) Tax amounts recognised directly in equity

There were no deferred tax amounts charged/(credited) directly to equity during the year.

5. Dividends

Dividends recognised by the Group are:

	Amount per share	Total amount A$’000s	Franked amount per share	Date of payment
2013
2013 final—ordinary	118.5	8,000	n/a	28 June 2013

Total		8,000

2012
2012 final—ordinary	118.5	8,000	n/a	29 June 2012

Total		8,000

US GAAS - 25 October 2013	15

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Dividend franking account

Boral Australian Gypsum Limited is a member of the Boral Limited tax group and accordingly all franking credits belong to Boral Limited being the head entity of the tax group.

	CONSOLIDATED
	2013 A$’000	2012 A$’000

6. Cash and cash equivalents

Cash at bank and on hand	11,546	31,200

Cash and cash equivalents	11,546	31,200

7. Receivables

Current
Trade receivables	56,819	56,235
Associated entities	573	361

	57,392	56,596
Less: Allowance for impairment	(669)	(743)

	56,723	55,853

Other receivables	1,897	2,774
Less: Allowance for impairment	—	—

	1,897	2,774

	58,620	58,627

The Group requires all customers to pay in accordance with agreed payment terms. Included in the Group’s trade receivables are debtors with a carrying value of $18,531,000 (2012: $19,780,000), which are past due but not impaired. These relate to a number of debtors with no significant change in credit quality or history of default. The ageing analysis is as follows:

Trade receivables—past due 0-60 days	17,546	18,552
Trade receivables—past due > 60 days	985	1,228

Allowance for impairment

An allowance for impairment of trade receivables is raised when there is objective evidence that an individual receivable is impaired. Indicators of impairment would include significant financial difficulties of the debtor, the probability that the debtor will enter bankruptcy or financial reorganisation and default or delinquency in payments.

US GAAS - 25 October 2013	16

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

The movement in the allowance for impairment in respect to trade receivables during the year was as follows:

	CONSOLIDATED
	2013 A$’000	2012 A$’000
Balance at the beginning of the year	(743)	(927)
Amounts written off during the year	562	2,095
Increase recognised in income statement	(488)	(1,911)

Balance at the end of the year	(669)	(743)

Non-current
Loans to associated entities	7,750	8,250

	7,750	8,250

No amounts owing by associates or included in other receivables were past due as at 30 June 2013.

	CONSOLIDATED
	2013 A$’000	2012 A$’000
8. Inventories

Current
Raw materials and consumable stores	17,489	14,677
Work in progress	3,050	2,394
Finished goods	17,682	24,482

	38,221	41,553

9. Investments accounted for using the equity method

				CONSOLIDATED
				OWNERSHIP INTEREST		INVESTMENT CARRYING AMOUNT
Name	Principal activity	Country of Incorporation	Balance date	2013%	2012%	2013 A$’000	2012 A$’000
Details of investments in associates
Gypsum Resources Australia Pty Ltd	Trustee Company	Australia	30-Jun	50	50	—	—
Rondo Building Services Pty Ltd	Rollform systems	Australia	30-Jun	50	50	13,918	12,677

TOTAL						13,918	12,677

US GAAS - 25 October 2013	17

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
	2013 A$’000	2012 A$’000
Movements in carrying value of associates
Balance at the beginning of the year	12,677	13,006
Share of associates’ net profit	9,963	8,671
Dividends from associates	(9,000)	(9,000)
Share of associates’ movement in currency reserve	278	—

Balance at the end of the year	13,918	12,677

	CONSOLIDATED
	2013 A$’000	2012 A$’000
Summary of performance and financial position of associates

The Group’s share of aggregate revenue, profits, assets and liabilities of associates is as follows:

Share of associates’ revenue	77,320	77,045

Share of associates’ profit before income tax expense	14,221	12,333
Share of associates’ income tax expense	(4,258)	(3,662)

Share of associates’ net profit	9,963	8,671

Share of associates’ net assets
Current assets	28,560	25,412
Non-current assets	5,315	5,598

Total assets	33,875	31,010

Current liabilities	17,457	7,813
Non-current liabilities	2,500	10,520

Total liabilities	19,957	18,333

Net assets	13,918	12,677

Share of associates’ commitments
Share of associates’ capital expenditure commitments contracted but not provided for:
Not later than one year	753	101

Share of associates’ operating lease commitments payable:
Not later than one year	3,844	3,366
Later than one year but not later than five years	11,245	8,822
Later than five years	2,371	3,976

	17,460	16,164

US GAAS - 25 October 2013	18

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
	2013 A$’000	2012 A$’000

10. Property, plant and equipment

Land and buildings
At cost	147,104	126,637
Less: Accumulated depreciation, amortisation and impairment	(15,333)	(13,527)

	131,771	113,110

Plant and equipment
At cost	279,508	296,087
Less: Accumulated depreciation and impairment	(101,541)	(96,315)

	177,967	199,772

Leased plant and equipment capitalised	230	230
Less: Accumulated amortisation	(130)	(71)

	100	159

	178,067	199,931

Total	309,838	313,041

Reconciliations

Land and buildings
Balance at the beginning of the year	113,110	115,641
Additions	148	858
Disposals	(623)	—
Transferred from plant and equipment	21,098	10
Depreciation expense	(1,962)	(3,399)

Balance at the end of the year	131,771	113,110

Plant and equipment
Balance at the beginning of the year	199,931	135,958
Additions	14,710	74,545
Disposals	(1,356)	(139)
Transferred to land and buildings	(21,098)	(10)
Impairment included in significant items	—	(352)
Depreciation expense	(14,120)	(10,071)

Balance at the end of the year	178,067	199,931

US GAAS - 25 October 2013	19

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
	2013 A$’000	2012 A$’000

11. Intangibles

Goodwill	12,791	12,791

Impairment testing for cash generating units containing goodwill

Boral Australia Gypsum Limited is responsible for the manufacture and distribution of plasterboard and associated products throughout Australia. Sales are made direct to major builders or via a network of retail outlets consisting of wholly owned and independent distributors. For impairment purposes plasterboard Australia is treated as a single cash generating unit (CGU).

Key assumptions

The recoverable amount of the CGU has been determined based on its value in use. Value in use calculations use pre-tax cash flow projections based on financial budgets and plans approved by management. Cash flows are projected over a ten year period to recognise the cyclical nature of the Australian building industry. Cash flows beyond the projection period are extrapolated using a growth rate of 2.5%. This growth rate does not exceed the long-term average growth rate for the industry in which the CGU operates.

The Company’s weighted cost of capital is used as a starting point for determining the discount rate. The discount rate applied to pre-tax cash flows is 12.5%.

The key assumptions relate to:

•	housing starts and market share, plasterboard demand, plasterboard intensity and economic activity in Australia.

These assumptions have been determined with reference to current performance and taking into account external forecasts. Housing starts and plasterboard demand forecasts utilised in the cash flow projections are based on historical experiences.

The recoverable amount of the CGU based on value in use exceeds its carrying value as at 30 June 2013. Management believes no reasonable changes in the key assumptions on which the estimates are based would cause the carrying amount to exceed the recoverable amount.

12. Joint Ventures

The Group has a fifty per cent interest in Gypsum Resources Trust, a unit trust domiciled in Australia and primarily involved in the manufacture and distribution of gypsum products.

There has been no change in the Group’s ownership or voting interest in the joint venture in the reported years.

US GAAS - 25 October 2013	20

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

The following amounts are included in the Group’s financial statements as a result of the proportionate consolidation of Gypsum Resources Trust.

	CONSOLIDATED
	2013 A$’000	2012 A$’000

Current Assets	14,745	15,183
Non-Current Assets	4,985	5,866
Current Liabilities	(3,531)	(5,439)
Non-Current Liabilities	—	—

Net Assets	16,199	15,610

Income	23,661	26,479
Expenses	(23,661)	(26,479)

Operating leases
Lease commitments in respect of operating leases are payable as follows:
Not later than one year	255	308
Later than one year but not later than five years	912	631
Later than five years	1,311	522

	2,478	1,461

	CONSOLIDATED
	2013 A$’000	2012 A$’000

13. Payables

Current

Trade creditors	33,338	36,913
Due to other related parties	993	1,284
Due to associated entities	2,435	2,493

	36,766	40,690

14. Loans and borrowings

Current
Loans from ultimate parent entity	234,084	262,247
Finance lease liabilities	—	8

	234,084	262,255

US GAAS - 25 October 2013	21

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Loans from the ultimate parent entity are at call and incur an interest at a rate of Libor + 0.5%, charged monthly in arrears. The weighted average interest rate of these loans at 30 June 2013 is 3.32% (2012: 4.075%). Subsequent to year end the company has received confirmation from the ultimate parent entity that the loans will not be called and will be converted to equity within 12 months from the date these financial statements are signed.

	CONSOLIDATED
	2013 A$’000	2012 A$’000

15. Income tax receivable
Current
Current tax receivable	1,392	589

The Group is a member of the Boral Limited tax consolidation group and under the terms of a tax sharing agreement the current tax receivable will be settled against the parent entity loan account in the subsequent year.

16. Deferred tax assets and liabilities

Recognised deferred tax balances
Deferred tax asset	4,467	5,093
Deferred tax liability	(5,828)	(5,313)

	(1,361)	(220)

MOVEMENT IN TEMPORARY DIFFERENCES DURING THE YEAR

	CONSOLIDATED
As at 30 June 2013	Balance at beginning of year A$’000	Recognised in income A$’000	Balance at end of year A$’000
Receivables	223	(23)	200
Inventories	(994)	(111)	(1,105)
Deposits and prepayments	(99)	106	7
Property, plant and equipment	(4,220)	(503)	(4,723)
Provisions	4,809	(722)	4,087
Other	61	112	173

	(220)	(1,141)	(1,361)

US GAAS - 25 October 2013	22

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

	CONSOLIDATED
As at 30 June 2012	Balance at beginning of year A$’000	Recognised in income A$’000	Balance at end of year A$’000
Receivables	278	(55)	223
Inventories	(1,168)	174	(994)
Deposits and prepayments	—	(99)	(99)
Property, plant and equipment	(3,990)	(230)	(4,220)
Provisions	4,905	(96)	4,809
Other	95	(34)	61

	120	(340)	(220)

	CONSOLIDATED
	2013 A$’000	2012 A$’000

17. Provisions

Current
Employee benefits	12,535	14,025
Rationalisation and restructuring	478	400
Claims	1,307	452

	14,320	14,877

Non-current
Employee benefits	1,063	1,135
Other	115	113

	1,178	1,248

Rationalisation and restructuring

Provisions for rationalisation and restructuring are recognised when a detailed plan has been approved and the restructuring has either commenced or been publicly announced, or firm contracts related to the restructuring have been entered into. Costs related to ongoing activities are not provided for.

Claims

Provisions are raised for liabilities arising from the ordinary of course business, in relation to claims against the Group, including insurance, legal and other claims. Where recoveries are expected in respect of such claims, these are included in other receivables.

US GAAS - 25 October 2013	23

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Other

Other includes provision for workers compensation liabilities in South Australia which are self insured in conjunction with Boral Limited.

Reconciliations

	CONSOLIDATED
	2013 A$’000	2012 A$’000

Rationalisation and restructuring
Balance at the beginning of the year	400	637
Provision made/(released) during the year	78	(237)

Balance at the end of the year	478	400

Claims
Balance at the beginning of the year	452	975
Provisions made/(released) during the year	855	(523)

Balance at the end of the year	1,307	452

Other
Balance at the beginning of the year	113	76
Provisions made during the year	2	37

Balance at the end of the year	115	113

	CONSOLIDATED
	2013 A$’000	2012 A$’000

18. Issued capital

Issued and paid up capital

6,750,003 (2012:6,750,003) ordinary shares of $2 each, fully paid	13,500	13,500

Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders’ meetings.

In the event of a winding up of Boral Australian Gypsum Limited ordinary shareholders rank after creditors and are fully entitled to any proceeds of liquidation.

	CONSOLIDATED
	2013 A$’000	2012 A$’000

19. Reserves

Foreign currency translation reserve	225	(53)

	225	(53)

Reconciliations

Foreign currency translation reserve
Balance at the beginning of the year	(53)	(53)
Net loss on translation of assets and liabilities of foreign operations of an associate	278	—

Balance at the end of the year	225	(53)

US GAAS - 25 October 2013	24

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Nature and purpose of reserves

Foreign currency translation reserve

The translation reserve comprises the Group’s share of the translation reserve recognised in the financial statements of associated entities.

20. Contingent liabilities

Details of contingent liabilities and contingent assets where probability of future payments/receipts is not considered remote are set out below.

The company has given to its bankers letters of responsibility in respect of accommodation provided from time to time by the banks to related entities.

A number of sites within the Group have been identified as contaminated, generally as a result of prior activities conducted at the sites, and review and appropriate implementation of clean-up requirements for these is ongoing. For sites where the requirements can be assessed, estimated clean-up costs have been expensed or provided for. For some sites, the requirements cannot be reliably assessed at this stage.

The Company is subject to various lawsuits and claims in the ordinary course of business.

The Company is the subject of periodic information requests, investigations and audit activity by the Australian Taxation Office (ATO).

The Company has considered all of the above claims and, where appropriate, sought independent advice and believes it holds appropriate provisions.

Deed of Cross Guarantee

The Company and its controlled entities are parties to the Boral Limited Deed of Cross Guarantee, with the effect that the Company and its controlled entities guarantees debts in respect of Boral Limited Group Companies that are also parties to the Deed of Cross Guarantee.

	CONSOLIDATED
	2013 A$’000	2012 A$’000

21. Commitments

Capital expenditure commitments

Contracted but not provided for are payable as follows:
Not later than one year	1,104	3,851
Later than one year but not later than five years	—	—

	1,104	3,851

US GAAS - 25 October 2013	25

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

The capital expenditure commitments are in respect of the purchase of plant and equipment.

	CONSOLIDATED
	2013 A$’000	2012 A$’000
Operating leases
Lease commitments in respect of operating leases are payable as follows:
Not later than one year	10,230	10,375
Later than one year but not later than five years	11,087	13,556
Later than five years	2,209	2,619

	23,526	26,550

The Group leases property, equipment and vehicles under operating leases expiring from one to 21 years. Leases generally provide the consolidated entity with a right of renewal at which time all terms are renegotiated. Some leases involve lease payments comprising a base amount plus an incremental contingent rental. Contingent rentals are based on the Consumer Price Index or operating criteria.

22. Financial risk management

The Group’s business activities are exposed to a variety of financial risks, including credit, liquidity, foreign currency and interest rate risks. The Group does not use any derivative financial instruments to hedge these risks, although the parent entity, Boral Limited may take out forward foreign exchange contracts on behalf of the Group. The Group does not use derivative or financial instruments for trading or speculative purposes.

The use of financial derivatives is controlled by policies approved by Boral’s Board of Directors.

CREDIT RISK

Exposure to credit risk

The Group has a large number of customers to which it provides products, with no single customer responsible for more than 10% of the Group’s revenue.

Management has a counterparty credit risk policy in place and the exposure to credit risk is monitored on an ongoing basis.

The carrying amount of non-derivative financial assets represents the maximum credit exposure and at the reporting date the maximum exposure was:

	CONSOLIDATED
	Carrying amount 2013 A$’000	Fair value 2013 A$’000	Carrying amount 2012 A$’000	Fair value 2012 A$’000
Loans to and receivables from associates	8,323	8,323	8,611	8,611
Trade and other receivables	58,047	58,047	58,266	58,266
Cash and cash equivalents	11,546	11,546	31,200	31,200

	77,916	77,916	98,077	98,077

The Group has no derivative financial assets.

US GAAS - 25 October 2013	26

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

LIQUIDITY RISK

Liquidity risk is the risk that the Group has insufficient funds to meet its financial obligations when they fall due. It is also associated with planning for unforeseen events or business disruptions that may cause pressure on liquidity. The Group is a member of the Boral Limited group and liquidity risk is managed on a Boral Limited group wide basis. The Boral Limited group manages liquidity risk by ensuring it has a well spread debt maturity profile and has sufficient committed undrawn facilities and cash to meet any unforeseen events and business disruptions. The Group maintains a loan account with Boral Limited which enables it to access funds drawn down on these facilities.

The following are the contractual maturities of financial liabilities:

	CONSOLIDATED
30 June 2013	Carrying amount A$’000	Contractual cash flows A$’000	6 months or less A$’000	6-12 months A$’000	1-2 years A$’000	2-5 years A$’000	More than 5 years A$’000
Non-derivative financial liabilities
Payable to ultimate parent entity	234,084	241,856	—	241,856	—	—	—
Trade and other payables	36,766	36,766	36,766	—	—	—	—

	270,850	278,622	36,766	241,856	—	—	—

The Group has no derivative financial liabilities:

	CONSOLIDATED
30 June 2012	Carrying amount A$’000	Contractual cash flows A$’000	6 months or less A$’000	6-12 months A$’000	1-2 years A$’000	2-5 years A$’000	More than 5 years A$’000
Non-derivative financial liabilities
Finance lease liabilities	8	11	11	—	—	—	—
Payable to ultimate parent entity	262,247	272,934	—	272,934	—	—	—
Trade and other payables	40,690	40,690	40,690	—	—	—	—

	302,945	313,635	40,701	272,934	—	—	—

Capital risk management

The capital management objectives of the Group are directed towards preservation of a strong capital base to maintain creditor and market confidence and sustain future development of the business.

Neither the Company nor any of its subsidiaries are subject to any externally imposed capital requirements.

US GAAS - 25 October 2013	27

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

Currency risk

The Group purchases the majority of its materials in Australian dollars. No material receivables or payables are held in a currency other than Australian dollars.

Interest rate risk

The Group is exposed to interest rate risk since it has interest bearing financial assets (cash and cash equivalents) and interest bearing loans payable to the ultimate parent entity.

At 30 June 2013, if interest rates had changed by +/-1% p.a. from the year end rates with all other variables held constant, the Group’s pre-tax profit for the year would have been A$2,225,000 higher/lower (2012: A$2,310,000).

Fair value hierarchy

The Group has no financial assets or liabilities valued at fair value.

23. Controlled entities

There were no acquisitions or disposals during the years ended 30 June 2013 or 30 June 2012.

The financial statements of the following entities have been consolidated to determine the results of the Group.

		Beneficial ownership by
	Country of incorporation	Consolidated entity 2013%	Consolidated entity 2012%
Boral Australian Gypsum Limited	Australia	100	100
Waratah Gypsum Pty Ltd (in liquidation)	Australia	100	100
Boral Plaster Fixing Pty Ltd	Australia	100	100
Lympike Pty Ltd	Australia	100	100

All the shares held by Boral Australian Gypsum Limited in controlled entities are ordinary shares.

24. Related party disclosures

PARENT AND ULTIMATE CONTROLLING PARTY

The Company is a wholly owned subsidiary of Boral Building Materials Pty Ltd and the ultimate controlling entity of the Group is Boral Limited.

Transactions with the parent and ultimate parent entity include the payment of dividends to the immediate parent, and the payment of management fees and interest to the ultimate parent. Transactions with other members of the Boral group include purchase and sale of goods and services. All such transactions are conducted on the basis of normal commercial terms and conditions.

CONTROLLED ENTITIES

Interests held in controlled entities are set out in note 23.

US GAAS - 25 October 2013	28

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

ASSOCIATED ENTITIES

Interests held in associated entities are set out in note 9. Associated entities conduct business transactions with various controlled entities. Such transactions include purchases and sales of certain products, dividends and interest. All such transactions are conducted on the basis of normal commercial terms and conditions.

JOINT VENTURE

Interests in joint ventures are set out in note 12. joint ventures conduct business transactions with various controlled entities. Such transactions include purchases and sales of certain products and services. The joint venture mines gypsum and sells it to the venturers at cost. The venturers provide shipping services to the joint venture at cost. All other transactions are conducted on the basis of normal commercial terms and conditions.

TRANSACTIONS WITH KEY MANAGEMENT PERSONNEL

Key management personnel compensation

Key management personnel compensation comprises the following:

	2013 A$’000	2012 A$’000
Short-term employee benefits	565	470
Post employment benefits	25	50
Share-based payments	148	127
Other long term benefits	9	9

	747	656

Key management personnel disclosures relate to those personnel that are in control of the strategic direction of the entity.

Key Management personnel and Director transactions

Transactions entered into during the year with Directors of Boral Australian Gypsum Limited are within normal employee, customer or supplier relationships on terms and conditions no more favorable than dealings in the same circumstances on an arm’s length basis and include:

•	the receipt of dividends from Boral Limited;

•	participation in the Boral Long Term Incentive Plan;

•	reimbursement of expenses;

•	purchases of goods and services.

A number of Directors of the Company hold directorships in other entities. Several of these entities transacted with the Group on terms and conditions no more favourable than those available on an arm’s length basis.

US GAAS - 25 October 2013	29

NOTES TO THE FINANCIAL STATEMENTS

Boral Australian Gypsum Limited and Controlled Entities

		CONSOLIDATED
	Note	2013 A$’000	2012 A$’000

25. Notes to statement of cash flows

(i) Reconciliation of cash and cash equivalents:

Cash includes cash on hand, at bank and short-term deposits, net of outstanding bank overdrafts. Cash as at the end of the year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

Cash and cash equivalents	6	11,546	31,200
Bank overdrafts		—	—

		11,546	31,200

(ii) Reconciliation of net profit to net cash provided by operating activities:
Net profit		13,987	11,089
Adjustments for non-cash items:
Depreciation and amortisation		16,082	13,534
(Gain)/loss on sale of assets		1,271	28
Impairment of assets		—	352
Non-cash equity income		(963)	329

Net cash provided by operating activities before change in assets and liabilities		30,377	25,332

Changes in assets and liabilities
—Receivables		7	7,239
—Inventories		3,332	5,709
—Payables		(3,924)	7,096
—Provisions		(627)	(415)
—Current and deferred taxes		338	(7,289)
—Other		664	(711)

Net cash provided by operating activities		30,167	36,961

(iii) There are no non-cash financing and investing activities.

(iv) Restructure costs
During the year, the Group incurred costs associated with:
Organisational restructure costs		(2,377)	—
Demolition and other costs		—	(3,511)

		(2,377)	(3,511)

26. Subsequent Event

On 17 October 2013 the ultimate parent entity Boral Limited announced the formation of a plasterboard joint venture with USG Corporation (USG) in respect of both its Australian and Asian operations. As a result USG will acquire a 50% interest in Boral Australian Gypsum Limited.

US GAAS - 25 October 2013	30

Independent Auditors’ Report

The Board of Directors

Boral Australian Gypsum Limited

We have audited the accompanying consolidated financial statements of Boral Australian Gypsum Ltd and its subsidiaries, which comprise the consolidated balance sheets as of 30 June 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boral Australian Gypsum Ltd and its subsidiaries as of 30 June 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Sydney, NSW Australia

25 October 2013

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.	Liability limited by a scheme approved under Professional Standards Legislation.

31